UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
(Date of earliest event reported): September 13, 2006
LIME ENERGY CO.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of	(Commission File #)	(IRS Employer Identification No.)
incorporation ororganization
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or By-Laws
     Effective September 13, 2006, pursuant to Section 253 of the General Corporation Law of Delaware, Electric City Corp. (the “Company” or “Registrant”) merged with its wholly owned subsidiary, Lime Energy Subsidiary Company (“Subsidiary”), with the Registrant continuing as the surviving entity under the name Lime Energy Co. Prior to the merger Subsidiary had no assets and no liabilities. In connection with the merger, the Registrant amended its Articles of Incorporation in order to change the name of the Company from “Electric City Corp.” to “Lime Energy Co.” The sole purpose of the merger was to effect the name change.
Item 7.01 Regulation FD Disclosure
     On September 13, 2006, in connection with the merger discussed in Item 5.03 above, the Registrant issued a press release announcing that it had changed its name to “Lime Energy Co.” A copy of the press release is attached as Exhibit 99.1.
     The information in this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits

(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Exhibits

3.1	Certificate of Ownership and Merger Merging Lime Energy Subsidiary Company into Electric City Corp.
99.1	Press release dated September 13, 2006

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ELECTRIC CITY CORP.
Dated: September 13, 2006	By:	/s/ Jeffrey R. Mistarz
Jeffrey R. Mistarz
Chief Financial Officer & Treasurer (principal financial and accounting officer)

INDEX TO EXHIBITS

Exhibit
Number	Description

3.1	Certificate of Ownership and Merger Merging Lime Energy Subsidiary Company into Electric City Corp.

99.1	Press release dated September 13, 2006